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                  KEYSTONE CAPITAL PRESERVATION AND INCOME FUND
                               FIRST SUPPLEMENTAL

                              DECLARATION OF TRUST

                            DATED SEPTEMBER 18, 1991

         FIRST SUPPLEMENTAL DECLARATION OF TRUST dated September 18, 1991 made by George S. Bissell, K. Dun Gifford, John M. Haffenreffer, Philip B. Harley, F. Ray Keyser, Everett P. Pope, James A. Reed, John W. Sharp, Spencer R. Stuart, Russel R. Taylor, Rodney M. Vining and Charles M. Williams (hereinafter with their successors referred to as the "Trustees") to DECLARATION OF TRUST, dated June 19, 1991.

         WHEREAS the Trustees have determined to change the name of the Trust. NOW, THEREFORE, the Trustees hereby declare that they will amend the Declaration of Trust of this Trust as hereinafter set forth:

         ARTICLE I, Name and Definitions,

         Section 1. Name, is hereby amended to read as follows: "This Trust shall be known as the "Keystone Institutional Adjustable Rate Fund" and the Trustees shall conduct the business of this Trust under that name or any other name as they may from time to time determine."

                  All other provisions of the Declaration of Trust shall continue as originally stated.

         IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have caused this Supplemental Declaration of Trust to be executed on the 18th day of September, 1991.

/s/ George S. Bissell                      /s/ K. Dun Gifford
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    George S. Bissell, Trustee                 K. Dun Gifford, Trustee


/s/ John M. Haffenreffer                   /s/ Philip B. Harley
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    John M. Haffenreffer, Trustee              Philip B. Harley, Trustee


/s/ F. Ray Keyser                          /s/ Everett P. Pope
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    F. Ray Keyser, Trustee                     Everett P. Pope, Trustee


/s/ James A. Reed                          /s/ John W. Sharp
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    James A. Reed, Trustee                     John W. Sharp, Trustee


/s/ Spencer R. Stuart                      /s/ Russel R. Taylor
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    Spencer R. Stuart, Trustee                 Russel R. Taylor, Trustee


/s/ Rodney M. Vining                       /s/ Charles M. Williams
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    Rodney M. Vining, Trustee                  Charles M. Williams, Trustee